M. Duane Stutzman
                               7483 West Laurel Avenue
                               Littleton, CO  80128
                               303-973-1196


Bion Environmental Technologies, Inc.          July 20, 1999
555 17th Street, Suite 3310
Denver, CO  80202

To the Board of Bion:

      This letter announces my resignation as a director of Bion's board of directors. I have thoroughly enjoyed working on the board and continue to look forward to working with the company.

      I believe the company is on the verge of success and as we all need to continue our hard work, I believe my efforts would bring the company greater contributions by narrowing my responsibilities.

                                   Sincerely,



                                   /s/ M. Duane Stutzman
                                   M. Duane Stutzman